EXHIBIT 99.2

Wendy's/Arby's Group, Inc. and Subsidiaries
Pro-forma Statement of Operations(1)
Fiscal 2008 by Quarter
(unaudited)
(In thousands except per share data)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter (2)	2008
Revenues:
Sales	$794,596	$847,425	$835,752	$801,731	$3,279,504
Franchise revenues	91,184	97,823	99,339	94,791	383,137
	885,780	945,248	935,091	896,522	3,662,641
Costs and expenses:
Cost of sales	693,806	732,983	718,518	697,217	2,842,524
General and administrative	116,676	109,563	102,955	125,610	454,804
Depreciation and amortization	47,635	46,724	46,225	46,017	186,601
Goodwill impairment	-	-	-	460,075	460,075
Impairment of other long-lived assets	202	1,363	15,445	3,582	20,592
Facilities relocation and corporate restructuring	1,141	1,446	747	3,101	6,435
Other operating expense (income), net	253	(778)	(382)	1,140	233
Wendy's special committee costs	6,657	8,566	69,008	-	84,231
	866,370	899,867	952,516	1,336,742	4,055,495

Operating profit (loss)	19,410	45,381	(17,425)	(440,220)	(392,854)

Interest expense	(24,536)	(24,913)	(24,974)	(25,989)	(100,412)
Gain on early extinguishment of debt	-	-	-	3,656	3,656
Investment income (loss), net	3,869	(3,383)	8,825	6,249	15,560
Other than temporary losses on investments	(68,086)	(3,500)	(8,100)	(33,055)	(112,741)
Other (expense) income, net	(4,796)	1,320	(2,567)	1,673	(4,370)
(Loss) income from continuing operations before income taxes	(74,139)	14,905	(44,241)	(487,686)	(591,161)
Benefit from (provision for) income taxes	9,056	(2,486)	888	89,460	96,918
(Loss) income from continuing operations	(65,083)	12,419	(43,353)	(398,226)	(494,243)
(Loss) income from discontinued operations, net of income taxes	-	-	1,219	998	2,217

Net (loss) income	$(65,083)	$12,419	$(42,134)	$(397,228)	$(492,026)

EBITDA (a)	$67,247	$93,468	$44,245	$69,454	$274,414

Basic and diluted (loss) income per share:
Continuing operations	$(0.14)	$0.03	$(0.09)	$(0.85)	$(1.05)
Discontinued operations	-	-	-	-	-
Net income (loss)	$(0.14)	$0.03	$(0.09)	$(0.85)	$(1.05)

Weighted average number of shares:	469,320	469,400	469,426	468,802	469,219

(a) The calculation of EBITDA and a reconciliation of consolidated EBITDA to net income (loss) follows:

EBITDA	$67,247	$93,468	$44,245	$69,454	$274,414
Depreciation and amortization	(47,635)	(46,724)	(46,225)	(46,017)	(186,601)
Goodwill impairment	-	-	-	(460,075)	(460,075)
Impairment of other long-lived assets	(202)	(1,363)	(15,445)	(3,582)	(20,592)

Operating profit (loss)	19,410	45,381	(17,425)	(440,220)	(392,854)

Interest expense	(24,536)	(24,913)	(24,974)	(25,989)	(100,412)
Gain (loss) on early extinguishment of debt	-	-	-	3,656	3,656
Investment income (loss), net	3,869	(3,383)	8,825	6,249	15,560
Other than temporary losses on investments	(68,086)	(3,500)	(8,100)	(33,055)	(112,741)
Other (expense) income, net	(4,796)	1,320	(2,567)	1,673	(4,370)
(Loss) income from continuing operations before income taxes	(74,139)	14,905	(44,241)	(487,686)	(591,161)
Benefit from (provision for) income taxes	9,056	(2,486)	888	89,460	96,918
(Loss) income from continuing operations	(65,083)	12,419	(43,353)	(398,226)	(494,243)
(Loss) income from discontinued operations, net of income taxes	-	-	1,219	998	2,217

Net (loss) income	$(65,083)	$12,419	$(42,134)	$(397,228)	$(492,026)

Reconciliation of EBITDA to Adjusted EBITDA

EBITDA	$67,247	$93,468	$44,245	$69,454	$274,414
Plus: Wendy's special committee costs	6,657	8,566	69,008	-	84,231
Plus: Facilities relocation and corporate restructuring	1,141	1,446	747	3,101	6,435
Plus: Integration costs included in general and administrative	-	-	-	1,857	1,857

Adjusted EBITDA	$75,045	$103,480	$114,000	$74,412	$366,937

(1) The unaudited pro-forma statement of operations is based upon the historical consolidated financial statements of Wendy’s/Arby’s Group, Inc.(formerly Triarc Companies, Inc.) and Wendy’s International, Inc. and has been prepared to illustrate the effect of the September 29, 2008 merger in which Wendy’s became a wholly owned subsidiary of Wendy’s/Arby’s. The pro-forma results of operations are prepared on an “as if” basis assuming the merger with Wendy’s occurred at the beginning of 2008 and includes the effect of the revised preliminary purchase price allocation as of June 28, 2009.

(2) Represents actual (post-merger) results as adjusted to reflect the revised preliminary purchase price allocation as of June 28, 2009.